UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2023

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2023, Motorsport Games Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may issue and sell shares of its Class A common stock, $0.0001 par value per share (the “Shares”), having an aggregate offering price of up to $10,000,000, from time to time through the Sales Agent. Also, on March 31, 2023, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with an offering of Shares having an aggregate offering price of up to $2,919,403 from time to time through the Sales Agent under its existing shelf registration statement, which became effective on February 10, 2022 (File No. 333-262462) (the “Registration Statement”), and the base prospectus contained therein. A copy of the Prospectus Supplement is attached hereto as Exhibit 99.1.

Upon delivery of a placement notice, and subject to the terms and conditions of the Distribution Agreement, the Sales Agent may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Distribution Agreement, but it has no obligation to sell any of the Shares in the Offering.

The Company or the Sales Agent may suspend or terminate the Offering upon notice to the other party and subject to other conditions. The Sales Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market LLC.

The Company has agreed to pay the Sales Agent commissions for its services in acting as sales agent in the sale of the Shares in the amount of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Distribution Agreement. The Company has also agreed to provide the Sales Agent with customary indemnification and contribution rights.

The representations, warranties and covenants contained in the Distribution Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. A copy of the Distribution Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Snell & Wilmer L.L.P., counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to the Registration Statement and the base prospectus contained therein, and offerings for the Shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of March 31, 2023, between Motorsport Games Inc. and Canaccord Genuity LLC
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
99.1	Prospectus Supplement, dated March 31, 2023, to the Registration Statement on Form S-3 (File No. 333-262462), as filed with the Securities and Exchange Commission on March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: March 31, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of March 31, 2023, between Motorsport Games Inc. and Canaccord Genuity LLC
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
99.1	Prospectus Supplement, dated March 31, 2023, to the Registration Statement on Form S-3 (File No. 333-262462), as filed with the Securities and Exchange Commission on March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)